SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 20, 2007

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Convergys Corporation

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)(b) On February 20, 2007, James F. Orr, age 61, Chairman and CEO of Convergys Corporation (the “Company”) notified the Board of Directors of the Company of his intention to retire effective December 31, 2007. Mr. Orr joined the Company’s predecessor company, Cincinnati Bell Inc., in 1988. In 1996, he was appointed Chief Operating Officer of Cincinnati Bell Inc. and a member of the Board of Directors. When the Company became an independent company in 1998, Mr. Orr was appointed CEO of the Company. He was elected Chairman of the Board in 2000.

(c) In anticipation of Mr. Orr’s retirement, the Board elected David F. Dougherty, age 50, currently President and Chief Operating Officer of the Company, to become President and Chief Executive Officer of the Company effective at the Annual Meeting of Shareholders being held on April 17, 2007. Mr. Dougherty joined Cincinnati Bell’s MATRIXX Marketing subsidiary in 1990, and in 1995 became its President and CEO. He was appointed President of the Company’s Customer Management business when the Company was formed in 1998. He was appointed President and COO of the Company in September, 2005. He became a member of the Board of Directors in August, 2006. Mr. Dougherty’s employment with the Company is governed by an employment agreement which was previously filed as Exhibit 10.12 to the Company’s 1998 Annual Report on Form 10-K filed on March 29, 1999, File No. 001-14379.

The Board also approved the following modifications to the base salary and annual incentive target for Mr. Orr and Mr. Dougherty to take effect on May 1, 2007.

		From	To
James F. Orr	Base Salary	$964,000	$450,000
	Annual Incentive Target	$964,000	$0

David F. Dougherty	Base Salary	$600,000	$765,000
	Annual Incentive Target	$600,000	$850,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ William H. Hawkins II
William H. Hawkins II
Senior Vice President General Counsel
and Secretary

Date: February 22, 2007